Exhibit 10.23

FIRST AMENDMENT

OF

H.B. FULLER COMPANY

DIRECTORS’ DEFERRED COMPENSATION PLAN

(2008 Amendment and Restatement)

H.B. Fuller Company maintains a nonqualified, unfunded deferred compensation plan (the “Plan”) for the benefit of non-employee directors which is currently embodied in a document entitled “H.B. Fuller Company Directors’ Deferred Compensation Plan (2008 Amendment and Restatement)” (the “Plan Statement”). The Plan Statement is hereby amended as follows:

1. TECHNICAL CORRECTION IN DEFINITION OF SEPARATION FROM SERVICE. Effective January 1, 2008, the two parenthetical phrases in Section 1.2.21(b) that read “(whether as a Director, employee, or independent contractor)” are revised to read “(whether as a Director or independent contractor).”

2. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

Dated: October 21, 2008	H.B. Fuller Company

	By:	/s/ Michele Volpi
	Its:	President and Chief Executive Officer